UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2010

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

315 Manitoba Avenue – Suite 200
Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 476-9800

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01– Other Events.

This Current Report is being filed for the sole purpose of filing opinions of counsel as to the legality of the shares of common stock described below.

On April 20, 2010, Northern Oil and Gas, Inc. (“Northern Oil”) issued and sold 5,750,000 shares of common stock pursuant to an underwriting agreement.  Such shares were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-158320).

On June 14, 2010, Northern Oil filed with the SEC a Prospectus Supplement pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended, to register for resale by certain selling stockholders 383,645 shares of common stock under an existing shelf registration statement on Form S-3 (Registration No. 333-167049).

On July 14, 2010, Northern Oil filed with the SEC a Prospectus Supplement pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended, to register for resale by a selling stockholder 444,186 shares of common stock under an existing shelf registration statement on Form S-3 (Registration No. 333-167049).

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Decription
5.1	Opinion of Faegre & Benson, LLP, dated April 20, 2010.
5.2	Opinion of Faegre & Benson, LLP, dated June 14, 2010.
5.3	Opinion of Faegre & Benson, LLP, dated July 14, 2010.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHERN OIL AND GAS, INC.

Date: August 27, 2010	By	/s/ Michael L. Reger
Michael L. Reger, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Title of Document	Method of Filing

5.1	Opinion of Faegre & Benson, LLP, dated April 20, 2010.	Filed Electronically
5.2	Opinion of Faegre & Benson, LLP, dated June 14, 2010.	Filed Electronically
5.3	Opinion of Faegre & Benson, LLP, dated July 14, 2010.	Filed Electronically